BOYD GAMING REPORTS SECOND QUARTER RESULTS

LAS VEGAS - AUGUST 5, 2009 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the second quarter ended June 30, 2009.

For the quarter, we reported net income of $12.8 million, or $0.15 per share, compared to net income of $21.7 million, or $0.25 per share, in the same period last year. Certain pre-tax items resulted in a net increase in income of $3.6 million ($2.3 million, net of tax, or $0.03 per share) during the second quarter 2009. By comparison, the second quarter 2008 included certain pre-tax items that had a net effect of reducing income by $7.6 million ($4.8 million, net of tax, or $0.05 per share). Pre-tax items in the second quarter 2009 and 2008 are listed in a table at the end of this press release.

Adjusted Earnings(1) for the second quarter 2009 were $10.4 million, or $0.12 per share, compared to $26.4 million, or $0.30 per share, for the same period in 2008.

Net revenues were $423.0 million for the second quarter 2009, compared to $460.8 million for the same quarter in 2008, a decrease of 8.2%. Total Adjusted EBITDA was $105.6 million for the quarter, a decrease of 11.7% from $119.6 million in the prior year.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, commented on the quarter, "While business conditions remained difficult in each of our regions, our results were in line with our expectations. The uncertainty which exists in the economy today continues to negatively impact consumer spending. Despite this, we believe the precipitous declines that began in the second half of 2008 are over, as we continue to see stabilization in our business. We remain confident in the resilience of our business model and our ability to manage the Company through these challenging times."

Smith added, "The recent bankruptcy filing by Station Casinos highlights the difficulties this recession has created for some businesses. Having said that, we remain confident in the long-term viability of the Las Vegas market, and we continue to be interested in acquiring some or all of Station's assets."

(1) See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Year-To-Date Results

We reported a net loss for the six months ended June 30, 2009 of $1.1 million, or $0.01 per share. By comparison, we reported a loss of $10.9 million, or $0.12 per share for the six months ended June 30, 2008. The net losses were due in part to non-cash, pre-tax impairment charges related to Dania Jai-Alai of $28.4 million and $84.0 million during the six months ended June 30, 2009 and June 30, 2008, respectively.

Adjusted Earnings for the six months ended June 30, 2009 were $23.4 million, or $0.27 per share, as compared to $63.4 million, or $0.72 per share for the six-month period in 2008.

Net revenues were $857.8 million and $931.9 million for the six months ended June 30, 2009 and 2008, respectively. Total Adjusted EBITDA was $215.2 million for the current six-month period. By comparison, total Adjusted EBITDA for the 2008 period was $247.3 million.

Key Operations Review

Las Vegas Locals

In our Las Vegas Locals segment, second quarter 2009 net revenues were $166.1 million versus $197.9 million for the second quarter 2008. Second quarter 2009 Adjusted EBITDA was $43.9 million, a 29.7% decrease from the $62.4 million in the same quarter 2008. Reduced consumer spending and continued pressure on room rates impacted results.

Downtown

Our Downtown Las Vegas properties generated net revenues of $57.6 million and Adjusted EBITDA of $11.8 million for the second quarter 2009, versus $63.0 million and $10.3 million, respectively, for the second quarter 2008. Improved property operating margins, as well as lower fuel costs at our Hawaiian charter operations, contributed to increased Adjusted EBITDA in the region.

Midwest and South

In our Midwest and South region, we recorded $199.2 million in net revenues for the second quarter 2009, compared to $199.9 million for the same period in 2008. Adjusted EBITDA for the current period was $44.3 million, a decrease of 2.4% from the $45.3 million reported in the second quarter of 2008. The consistent results were principally due to higher than normal operating costs associated with integrating our new hotel at Blue Chip, offset by strength at our Delta Downs and Par-A-Dice properties.

Borgata

Net revenues for Borgata were $191.5 million for the second quarter 2009, compared to $205.1 million recorded in the same quarter in 2008. Despite the decline in net revenue, operating income for the second quarter 2009 increased to $27.3 million, versus $22.3 million for the second quarter 2008. Adjusted EBITDA also increased to $47.7 million, up from $45.2 million for the second quarter 2008. While Borgata's net revenues were adversely impacted by both the recession and an increasingly competitive regional environment, cost-control measures implemented over the last year drove increases in operating income and Adjusted EBITDA. In addition, the property continued to outperform the Atlantic City market, boosting its leading market share by more than two percentage points versus the year-ago quarter.

Paul Chakmak, Executive Vice President and Chief Operating Officer of Boyd Gaming, said, "Although conditions in the Las Vegas Locals market remained challenged, the rate of decline was consistent with the first quarter, and margins were stable. In our Midwest and South region, innovative marketing efforts and more efficient operations contributed to consistent results compared to the same period last year. And in Downtown Las Vegas and Atlantic City, cost-containment measures helped us post EBITDA growth in declining markets. These results demonstrate the success of the more efficient business model we've created while maintaining the exceptional service our customers have come to expect from Boyd Gaming."

Key Financial Statistics

The following is additional information as of and for the three months ended June 30, 2009:

  June 30 debt balance: $2.69 billion
  June 30 cash: $93.6 million
  Maintenance capital expenditures during the quarter: $12.1 million
  Echelon expansion capital expenditures during the quarter: $9.4 million
  June 30 debt balance at Borgata: $666.8 million

Conference Call Information

We will host our second quarter 2009 conference call today, August 5, at 12:00 p.m. Eastern. The conference call number is 888.679.8040 and the passcode is 80231597. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=95703&eventID=2305917.

Pre-registrants will be issued a pin number to use when dialing into the live call, which will provide quick access to the conference by skipping the operator sequence upon connection.

Following the call's completion, a replay will be available by dialing 888.286.8010 today, August 5, beginning two hours after the completion of the call and continuing through Thursday, August 13. The passcode for the replay will be 64540189. The replay will also be available on the Internet at www.boydgaming.com.

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to net income (loss) for the three and six months ended June 30, 2009 and 2008. Note that in the Company's periodic reports filed with the Securities and Exchange Commission, the results from Dania Jai-Alai and corporate expense are classified as part of total other operating costs and expenses and are not included in Reportable Segment Adjusted EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands)
Net Revenues
Las Vegas Locals	$ 166,127	$ 197,896	$ 336,226	$ 404,390
Downtown Las Vegas (a)	57,577	62,970	116,243	123,899
Midwest and South	199,246	199,898	405,326	403,593
Net Revenues	$ 422,950	$ 460,764	$ 857,795	$ 931,882

Adjusted EBITDA
Las Vegas Locals	$ 43,917	$ 62,427	$ 89,237	$ 129,082
Downtown Las Vegas	11,800	10,324	25,154	20,493
Midwest and South	44,253	45,337	92,274	90,936
Wholly-owned property Adjusted EBITDA	99,970	118,088	206,665	240,511
Corporate expense (c)	(8,216)	(11,685)	(18,196)	(25,431)
Wholly-owned Adjusted EBITDA	91,754	106,403	188,469	215,080
Our share of Borgata's operating income before net
amortization, preopening and other items (d)	13,844	13,244	26,761	32,249
Adjusted EBITDA (e)	105,598	119,647	215,230	247,329

Other operating costs and expenses
Deferred rent	1,088	1,096	2,177	2,230
Depreciation and amortization (f)	42,418	42,900	85,394	86,394
Preopening expenses	4,054	5,207	9,893	10,786
Our share of Borgata's preopening expenses	173	2,101	349	2,509
Our share of Borgata's write-downs and other charges, net	36	9	31	79
Share-based compensation expense	3,506	3,066	6,898	6,035
Write-downs and other charges, net	(1,835)	1,174	27,128	91,487
Total other operating costs and expenses	49,440	55,553	131,870	199,520
Operating income	56,158	64,094	83,360	47,809

Other non-operating items
Interest expense, net (b)	36,235	27,157	81,502	57,410
Decrease (increase) in value of derivative instruments	-	17	-	(425)
Gain on early retirements of debt	(6,057)	(863)	(8,457)	(1,813)
Our share of Borgata's other non-operating expenses, net	4,504	3,130	9,026	7,735
Total other non-operating costs and expenses	34,682	29,441	82,071	62,907

Income (loss) before income taxes	21,476	34,653	1,289	(15,098)
Benefit from (provision for) income taxes	(8,698)	(12,995)	(2,339)	4,169
Net income (loss)	$ 12,778	$ 21,658	$ (1,050)	$ (10,929)

(a)

Includes revenues related to Vacations Hawaii and other travel agency related entities of $7.5 million and $16.3 million for the three and six months ended June 30, 2009, respectively, and $12.4 million and $22.4 million for the three and six months ended June 30, 2008, respectively.

(b)

Net of interest income and amounts capitalized. Interest expense for the six months ended June 30, 2009 includes $8.9 million of prior period interest expense (from the March 1, 2007 date of acquisition to December 31, 2008) related to the January 2009 amendment to the purchase agreement resulting in the finalization of our purchase price for Dania Jai-Alai.

(c)	The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the accompanying table.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands)
Corporate expense as reported on our condensed
consolidated statements of operations	$ 11,036	$ 14,010	$ 23,721	$ 29,783
Corporate share-based compensation expense	(2,820)	(2,325)	(5,525)	(4,352)
Corporate expense as reported on the accompanying table	$ 8,216	$ 11,685	$ 18,196	$ 25,431

(d)

The following table reconciles the presentation of our share of Borgata's operating income on our condensed consolidated statements of operations to the presentation of our share of Borgata's results on the accompanying table.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands)
Operating income from Borgata as reported on our
condensed consolidated statements of operations	$ 13,310	$ 10,809	$ 25,732	$ 29,012
Add back:
Net amortization expense related to our investment in Borgata	325	325	649	649
Our share of Borgata's preopening expenses	173	2,101	349	2,509
Our share of Borgata's write-downs and other charges, net	36	9	31	79
Our share of Borgata's operating income before net
amortization, preopening and other items
as reported on the accompanying table	$ 13,844	$ 13,244	$ 26,761	$ 32,249

(e)	The following table reconciles Adjusted EBITDA to EBITDA and net income (loss).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands)
Adjusted EBITDA	$ 105,598	$ 119,647	$ 215,230	$ 247,329
Deferred rent	1,088	1,096	2,177	2,230
Preopening expenses	4,054	5,207	9,893	10,786
Our share of Borgata's preopening expenses	173	2,101	349	2,509
Our share of Borgata's write-downs and other charges, net	36	9	31	79
Share-based compensation expense	3,506	3,066	6,898	6,035
Write-downs and other charges, net	(1,835)	1,174	27,128	91,487
Decrease (increase) in value of derivative instruments	-	17	-	(425)
Gain on early retirements of debt	(6,057)	(863)	(8,457)	(1,813)
Our share of Borgata's other non-operating expenses, net	4,504	3,130	9,026	7,735
EBITDA	100,129	104,710	168,185	128,706
Depreciation and amortization	42,418	42,900	85,394	86,394
Interest expense, net	36,235	27,157	81,502	57,410
Benefit from (provision for) income taxes	8,698	12,995	2,339	(4,169)
Net income (loss)	$ 12,778	$ 21,658	$ (1,050)	$ (10,929)

(f)	The following table reconciles the presentation of depreciation and amortization on our condensed consolidated statements of operations to the presentation on the accompanying table.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands)
Depreciation and amortization as reported on
our condensed consolidated statements of operations	$ 42,093	$ 42,575	$ 84,745	$ 85,745
Net amortization expense related to our investment in Borgata	325	325	649	649
Depreciation and amortization
as reported on the accompanying table	$ 42,418	$ 42,900	$ 85,394	$ 86,394

BOYD GAMING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues	(In thousands)
Gaming	$ 353,597	$ 381,058	$ 719,660	$ 774,024
Food and beverage	58,688	64,884	117,729	131,810
Room	32,548	36,516	63,189	74,871
Other	24,486	31,392	51,421	61,056
Gross revenues	469,319	513,850	951,999	1,041,761
Less promotional allowances	46,369	53,086	94,204	109,879
Net revenues	422,950	460,764	857,795	931,882

Costs and expenses
Gaming	167,427	172,347	340,339	349,382
Food and beverage	32,114	36,578	63,498	75,856
Room	10,069	11,179	20,026	22,603
Other	19,553	24,485	38,867	46,575
Selling, general and administrative	72,618	76,049	146,591	153,956
Maintenance and utilities	22,973	23,875	45,359	46,912
Depreciation and amortization	42,093	42,575	84,745	85,745
Corporate expense	11,036	14,010	23,721	29,783
Preopening expenses	4,054	5,207	9,893	10,786
Write-downs and other charges, net	(1,835)	1,174	27,128	91,487
Total costs and expenses	380,102	407,479	800,167	913,085

Operating income from Borgata	13,310	10,809	25,732	29,012
Operating income	56,158	64,094	83,360	47,809

Other expense (income)
Interest income	-	(5)	(4)	(13)
Interest expense, net of amounts capitalized	36,235	27,162	81,506	57,423
Decrease (increase) in value of derivative instruments	-	17	-	(425)
Gain on early retirements of debt	(6,057)	(863)	(8,457)	(1,813)
Other non-operating expenses from Borgata, net	4,504	3,130	9,026	7,735
Total other expense, net	34,682	29,441	82,071	62,907

Income (loss) before income taxes	21,476	34,653	1,289	(15,098)
Benefit from (provision for) income taxes	(8,698)	(12,995)	(2,339)	4,169
Net income (loss)	$ 12,778	$ 21,658	$ (1,050)	$ (10,929)

Basic net income (loss) per common share	$ 0.15	$ 0.25	$ (0.01)	$ (0.12)

Weighted average basic shares outstanding	86,254	87,854	86,591	87,831

Diluted net income (loss) per common share	$ 0.15	$ 0.25	$ (0.01)	$ (0.12)

Weighted average diluted shares outstanding	86,291	88,119	86,591	87,831

Dividends declared per common share	$ -	$ 0.15	$ -	$ 0.30

The following table reconciles the net income (loss) based upon United States generally accepted accounting principles to adjusted earnings and adjusted earnings per share.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands)
Net income (loss)	$ 12,778	$ 21,658	$ (1,050)	$ (10,929)
Adjustments:
Preopening expenses	4,054	5,207	9,893	10,786
Our share of Borgata's preopening expenses	173	2,101	349	2,509
Our share of Borgata's write-downs and other charges, net	36	9	31	79
Write-downs and other charges, net	(1,835)	1,174	27,128	91,487
Decrease (increase) in value of derivative instruments	-	17	-	(425)
Gain on early retirements of debt	(6,057)	(863)	(8,457)	(1,813)
Prior period interest expense related to the finalization of
our purchase price for Dania Jai-Alai	-	-	8,883	-
Income tax effect for above adjustments	1,280	(2,867)	(13,346)	(28,334)
Adjusted earnings	$ 10,429	$ 26,436	$ 23,431	$ 63,360

Adjusted earnings per diluted share (Adjusted EPS)	$ 0.12	$ 0.30	$ 0.27	$ 0.72

Weighted average diluted shares outstanding	86,291	88,119	86,591	87,831

The following table reports Borgata's financial results.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands)
Gaming revenue	$ 173,837	$ 178,522	$ 342,686	$ 357,158
Non-gaming revenue	71,915	74,286	141,254	142,392
Gross revenues	245,752	252,808	483,940	499,550
Less promotional allowances	54,239	47,747	104,537	92,465
Net revenues	191,513	205,061	379,403	407,085
Expenses	143,787	159,891	285,751	306,449
Depreciation and amortization	20,040	18,685	40,131	36,140
Preopening expenses	346	4,201	699	5,017
Write-downs and other charges, net	71	17	61	157
Operating income	27,269	22,267	52,761	59,322
Interest expense, net	(7,447)	(5,730)	(15,458)	(12,187)
Provision for state income taxes	(1,561)	(530)	(2,593)	(3,284)
Total non-operating expenses	(9,008)	(6,260)	(18,051)	(15,471)
Net income	$ 18,261	$ 16,007	$ 34,710	$ 43,851

The following table reconciles our share of Borgata's financial results to the amounts reported on our condensed consolidated statements of operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
(In thousands)
Our share of Borgata's operating income	$ 13,635	$ 11,134	$ 26,381	$ 29,661
Net amortization expense related to
our investment in Borgata	(325)	(325)	(649)	(649)
Operating income from Borgata, as reported on
our condensed consolidated financial statements	$ 13,310	$ 10,809	$ 25,732	$ 29,012

Other non-operating expenses from Borgata, as reported on
our condensed consolidated financial statements	$ 4,504	$ 3,130	$ 9,026	$ 7,735

The following table reconciles operating income to Adjusted EBITDA for Borgata.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands)
Operating income	$ 27,269	$ 22,267	$ 52,761	$ 59,322
Depreciation and amortization	20,040	18,685	40,131	36,140
Preopening expenses	346	4,201	699	5,017
Write-downs and other charges, net	71	17	61	157
Adjusted EBITDA	$ 47,726	$ 45,170	$ 93,652	$ 100,636

The following table reconciles Adjusted EBITDA to EBITDA and net income for Borgata.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands)
Adjusted EBITDA	$ 47,726	$ 45,170	$ 93,652	$ 100,636
Preopening expenses	346	4,201	699	5,017
Write-downs and other charges, net	71	17	61	157
EBITDA	47,309	40,952	92,892	95,462
Depreciation and amortization	20,040	18,685	40,131	36,140
Interest expense, net	7,447	5,730	15,458	12,187
Provision for state income taxes	1,561	530	2,593	3,284
Net income	$ 18,261	$ 16,007	$ 34,710	$ 43,851

Footnotes and Safe Harbor Statements

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.

Note that while the Company will continue to include the results of Dania Jai-Alai and corporate expense in Adjusted EBITDA for purposes of its earnings releases, in filings of the Company's periodic reports with the Securities and Exchange Commission, the results of Dania Jai-Alai and corporate expense are not included in the Company's Reportable Segment Adjusted EBITDA. Effective April 1, 2008, the Company reclassified the reporting of its Midwest and South segment to exclude the results of Dania Jai-Alai, since it does not share similar economic characteristics with our other Midwest and South operations. In the Company's periodic reports, Dania Jai-Alai's results are included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for Reportable Segment Adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company's periodic reports, corporate expense is presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (GAAP), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, net, change in value of derivative instruments, gain/loss on early retirements of debt, and our share of Borgata's non-operating expenses, preopening expenses and write-downs and other charges, net. In addition, Adjusted EBITDA includes the results of Dania Jai-Alai and corporate expense. A reconciliation of Adjusted EBITDA to EBITDA and net income (loss), based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before preopening expenses, change in value of derivative instruments, write-downs and other charges, net, gain/loss on early retirements of debt, prior period interest expense related to the finalization of our purchase price for Dania Jai-Alai, and our share of Borgata's preopening expenses and write-downs and other charges, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net loss based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding potential stabilization in the markets in which the Company operates, resiliency of the Company's properties in various markets, the status of the current economic cycle, that economic declines are over, the potential for an acquisition of any Station Casinos assets, and future outlook. Forward- looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, the Company can provide no assurances when or if the economy will improve and whether the Company will be able to remain well positioned to manage through the current economic cycle.  Further risks include the timing or effects of the Company's delay of construction at Echelon and when, or if, construction will be recommenced, the effect that such delay will have on the Company's business, operations or financial condition, the effect that such delay will have on the Company's joint venture participants, and whether such participants (or other Echelon project participants) will terminate their agreements or arrangements with the Company, or whether any such participants will require any additional fees or terms that may be unfavorable to the Company, and whether the Company will be able to reach agreement on any modified terms with its joint venture participants, that Blue Chip's position, performance or demand will change. Additional factors that could cause actual results to differ materially are the following: competition, litigation, financial community and rating agency perceptions of the Company, changes in laws and regulations, including increased taxes, the availability and price of energy, weather, regulation, economic, credit and capital market conditions (and the ability of the Company's joint venture participants to secure favorable financing, if at all) and the effects of war, terrorist or similar activity. In addition, the Company's development projects are subject to the many risks inherent in the construction of a new enterprise, including poor performance or non-performance by any of the joint venture partners or other third parties on whom the Company is relying, unanticipated design, construction, regulatory, environmental and operating problems and lack of demand for the Company's projects, as well as unanticipated delays and cost increases, shortages of materials, shortages of skilled labor or work stoppages, unforeseen construction scheduling, engineering, environmental, permitting, construction or geological problems, weather interference, floods, fires or other casualty losses. In addition, the Company's anticipated costs and construction periods for projects are based upon budgets, conceptual design documents and construction schedule estimates prepared by the Company in consultation with its architects and contractors. Many of these costs are estimated at inception of the project and can change over time as the project is built to completion. The cost of any project may vary significantly from initial budget expectations, and the Company may have a limited amount of capital resources to fund cost overruns. If the Company cannot finance cost overruns on a timely basis, the completion of one or more projects may be delayed until adequate funding is available. The Company cannot assure that any project will be completed, if at all, on time or within established budgets, or that any project will result in increased earnings to the Company. Significant delays, cost overruns, or failures of the Company's projects to achieve market acceptance could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, the Company's projects may not help it compete with new or increased competition in its markets. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's filings with the SEC, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 16 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

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